                                                                   EXHIBIT 99.1


              CENTEX CONSTRUCTION PRODUCTS REPORTS 36% INCREASE IN
                  SECOND QUARTER RESULTS; SETS CONFERENCE CALL

         (Dallas, TX October 21, 2002): Centex Construction Products, Inc. (NYSE: CXP) today reported financial results for the quarter and six months ended September 30, 2002, the second quarter and first six months of fiscal year 2003. CXP produces and distributes Cement, Gypsum Wallboard, Recycled Paperboard, and Concrete and Aggregates. CXP is currently 65.2%-owned by Centex Corporation.

         CXP'S SENIOR MANAGEMENT WILL CONDUCT A CONFERENCE CALL TO DISCUSS THE FINANCIAL RESULTS AND OTHER MATTERS AT 4 P.M. EASTERN TIME (3 P.M. CENTRAL TIME) TODAY. THE CONFERENCE CALL WILL BE WEBCAST SIMULTANEOUSLY ON THE CXP WEB SITE, HTTP://WWW.CENTEX-CXP.COM. A REPLAY OF THE CALL WILL BE AVAILABLE ON THAT SITE UNTIL MIDNIGHT CST ON MONDAY, NOVEMBER 18, 2002. FOR MORE INFORMATION, CONTACT CXP AT 214-981-6565.

         For the quarter ended September 30, 2002, CXP's net earnings increased 36% to $16,107,000 or $0.87 per diluted share from $11,880,000 or $0.64 per diluted share for the same quarter last year. Increased Gypsum Wallboard operating earnings and decreased interest expense were partially offset by lower Cement, Paperboard and Concrete and Aggregates operating earnings. Revenues for the second quarter this year totaled $135,993,000, 5% greater than $129,545,000 for the same quarter a year ago.

         For the six months ended September 30, 2002, CXP's net earnings and diluted earnings per share increased 89% and 88%, respectively, to $32,842,000 or $1.77 per diluted share from $17,335,000 or $0.94 per diluted share for the same period a year ago. Revenues for this year's six-month period of $264,768,000 were 7% greater than $246,968,000 for the same period in the prior fiscal year.

CEMENT

         Cement revenues for this year's second quarter totaled $50.6 million, 7% below $54.6 million for the same quarter a year ago. Operating earnings from Cement declined 6% to $17.6 million for the quarter this year from $18.7 million for the same quarter last year due to decreased sales volume.


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CXP ANNOUNCES SECOND QUARTER RESULTS AND CONFERENCE CALL PAGE 2

         Cement sales volume for the second quarter totaled 677,000 tons, 6% below 720,000 tons for the same quarter last year, due mostly to a decrease in sales in CXP's West Coast market. Purchased cement sales volume of 77,600 tons for this year's second quarter was 23% less than purchased cement sales volume for the second quarter a year ago. Although demand in certain markets has softened, consumption is still at a high level and CXP expects fiscal 2003 to be the Company's seventeenth consecutive "sold-out" year. CXP's average Cement net sales price for the quarter this year of $68.10 per ton was 1% less than $68.87 per ton for the same quarter a year ago.

         Operating earnings from Cement were $32.1 million for the six months this year, 10% below $35.5 million for the similar period in fiscal 2002, primarily due to decreased sales volume and reduced operating margins. For the current six months, revenues from Cement were $98.6 million, down 7% from $106.1 million for the same period a year ago. The average six-month sales price was $67.99 per ton this year, 1% below $68.88 per ton for the same period last year.

         Cement sales volume of 1,322,000 tons for the six months this year was 5% below sales volume of 1,393,000 tons for the same period in fiscal 2002. Purchased Cement sales volume of 107,000 tons for this year's six-month period was 40,900 tons or 28% less than purchased Cement sales volume for the same period a year ago.

GYPSUM WALLBOARD

         Gypsum Wallboard revenues for the quarter totaled $54.9 million, an 18% increase over $46.7 million for the same quarter a year ago. Gypsum Wallboard reported a second quarter operating profit of $8.4 million compared to a $152,000 operating profit for the same quarter last year. The earnings improvement for the quarter resulted from higher net sales prices. The average net sales price for this year's quarter was $89.48 per thousand square feet
(MSF), 26% higher than $71.12 per MSF for the same quarter last year. On September 9, 2002, the Company implemented a price increase in certain markets ranging up to 15%.

         Gypsum Wallboard sales volume of 491 million square feet (MMSF) for this year's quarter was 3% below the 504 MMSF sold during the same quarter last year. Although U.S. wallboard consumption through September 2002 was 22.8 billion square feet, up 2.5% from the same period last year, pricing and demand have softened recently.

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CXP ANNOUNCES SECOND QUARTER RESULTS AND CONFERENCE CALL PAGE 3

         For the current six-month period, Gypsum Wallboard reported a $17.6 million operating profit compared to a $5.7 million operating loss for the same period in fiscal 2002. Increased average net sales prices were partially offset by decreased sales volume. For the current six months, Gypsum Wallboard revenues were $106.9 million, a 27% increase from $84.5 million for the same period a year ago.

         Gypsum Wallboard sales volume of 945 MMSF for the current six months was 3% less than 975 MMSF for the same period last year. The average net sales price for the six-month period this year was $90.94 per MSF, 41% above $64.67 per MSF for the same period a year ago.

PAPERBOARD

         CXP's Paperboard operation reported second quarter revenues of $22.1 million, down 3% from $22.8 million of revenues for last year's second quarter. Paperboard operating earnings of $2.8 million for the quarter this year were 19% below $3.4 million for the second quarter a year ago.

          For this year's second quarter, Paperboard sales volume was 55,000 tons at an average net sales price of $405.50 per ton, compared to last year's sales volume of 54,000 tons at an average net sales price of $417.51 per ton. The decline in the average net sales price in the current year was due to increased sales of lower priced non-gypsum grade paper products.

         For the six months, Paperboard operating earnings were $6.6 million, up 282% from $1.7 million for the same period last year due to increased operating margins. In addition, last year's operating earnings were negatively impacted by $2.1 million of costs associated with the closing of the Denver Mill on April 23, 2001. Paperboard revenues for the six months this year were $43.6 million, a 5% improvement over revenues of $41.7 million for the same period last year. Paperboard sales volume for the current six months was 111,000 tons at an average price of $392.40 compared to 104,000 tons at an average sales price of $395.27 for the same period last year.

CONCRETE AND AGGREGATES

         Revenues from the Concrete and Aggregates segment were $16.0 million for the quarter, 5% lower than $16.8 million for the same quarter a year ago. Concrete and Aggregates reported a $2.0 million operating loss for the second quarter versus a $1.3 million operating profit for the same quarter last year. The decline was due to decreased Concrete and Aggregates operating margins

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CXP ANNOUNCES SECOND QUARTER RESULTS AND CONFERENCE CALL PAGE 4

combined with $2.6 million of costs associated with the closing of the Georgetown plant during the current quarter.

         Concrete sales volume for the second quarter this year was 196,000 cubic yards, a 5% increase over 187,000 cubic yards for the same quarter last year. The gain was primarily attributable to increased sales volume at CXP's Texas Concrete operation. CXP's average Concrete net sales price of $53.25 per cubic yard for the current quarter was 6% below $56.63 per cubic yard for the same quarter a year ago, due to falling sales prices in the Texas market.

         CXP's Aggregates operation reported sales volume of 1,254,000 tons for the quarter, 2% less than sales volume of 1,274,000 tons for the same quarter last year. The sales volume decline resulted mostly from decreased aggregate sales at CXP's California Aggregates operations. The average net sales price of $4.17 per ton for the current quarter was 7% less than $4.46 per ton last year due to depressed sales price at the Georgetown operation.

         Concrete and Aggregates reported an operating loss of $715,000 for the current six months compared to a $3.9 million operating profit for the same period in fiscal 2002. The loss was due to lower Concrete sales volume and operating margins, reduced Aggregates operating margins and the Georgetown plant shutdown. Concrete and Aggregates revenues for the six months this year were $31.2 million, 9% less than $34.3 million for the same period last year.

         Concrete sales volume of 371,000 cubic yards for this year's six-month period was 10% less than 414,000 cubic yards for the same period last year, primarily due to decreased demand in the Austin, Texas market. Concrete's average net sales price of $54.02 per cubic yard for the current six months was 3% lower than last year's six months average net sales price of $55.67 per cubic yard.
         Aggregates sales volume of 2,498,000 tons was 3% higher than 2,419,000 tons for the six months last year. The sales volume gain came from the Texas Aggregates operations. The average net sales price of CXP's Aggregates was $4.18 per ton for the six-month period this year, 2% below last year's sales price of $4.27 per ton.

RELATED DEVELOPMENTS

         On September 3, 2002, as noted above, the Company closed its aggregates quarry and crushing plant in Georgetown, Texas, north of Austin. The decision to cease operations at the Georgetown plant was due primarily to excessive manufacturing costs as well as soft local market conditions. A significant portion of the plant and equipment will be redeployed to other CXP

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CXP ANNOUNCES SECOND QUARTER RESULTS AND CONFERENCE CALL PAGE 5

mining operations. Costs associated with the closure approximated $2.6 million or $1.7 million after-tax ($0.09 per diluted share).

         During the quarter ended September 30, 2002, CXP repurchased 198,102 shares of its own stock under its repurchase authorization. As of September 30, 2002, there were approximately 519,900 shares remaining under the Company's current authorization. The ownership of CXP by Centex Corporation was 65.2% at September 30, 2002.

         CXP's total debt balance at September 30, 2002 was $131.7 million, down $50.7 million from $182.4 million at March 31, 2002. At September 30, 2002, the Company's debt-to-capitalization ratio was 22.4%.

OUTLOOK

         Although consumption of its products remains at a high level, CXP has recently experienced some softening of demand and pricing in certain markets. On September 9, 2002 the Company implemented a gypsum wallboard price increase, but pricing in the Company's core gypsum wallboard markets had begun to soften at quarter end. However, the Company expects Gypsum Wallboard earnings for fiscal 2003 to be substantially higher than last year.

         Assuming prices and demand remain at current levels, the Company expects to report significantly higher earnings for fiscal 2003 than it did for fiscal 2002.

                                       ###

THIS RELEASE INCLUDES FORWARD-LOOKING STATEMENTS THAT REFLECT THE COMPANY'S CURRENT VIEW OF FUTURE EVENTS AND FINANCIAL PERFORMANCE AND INVOLVE KNOWN AND UNKNOWN RISKS AND UNCERTAINTIES THAT MAY CAUSE THE COMPANY'S ACTUAL RESULTS TO BE MATERIALLY DIFFERENT FROM PLANNED OR EXPECTED RESULTS. THOSE RISKS AND UNCERTAINTIES INCLUDE, BUT ARE NOT LIMITED TO, THE CYCLICAL AND SEASONAL NATURE OF THE COMPANY'S BUSINESS, PUBLIC INFRASTRUCTURE EXPENDITURES, ADVERSE WEATHER, AVAILABILITY OF RAW MATERIALS, UNEXPECTED OPERATIONAL DIFFICULTIES, GOVERNMENTAL REGULATION AND CHANGES IN GOVERNMENTAL AND PUBLIC POLICY, CHANGES IN ECONOMIC CONDITIONS SPECIFIC TO ANY ONE OR MORE OF THE COMPANY'S MARKETS, COMPETITION, ANNOUNCED INCREASE IN CAPACITY IN THE GYPSUM WALLBOARD AND CEMENT INDUSTRIES, GENERAL ECONOMIC CONDITIONS, AND INTEREST RATES. INVESTORS SHOULD TAKE SUCH RISKS AND UNCERTAINTIES INTO ACCOUNT WHEN MAKING INVESTMENT DECISIONS. THESE AND OTHER FACTORS ARE DESCRIBED IN THE ANNUAL REPORT ON FORM 10-K FOR CENTEX CONSTRUCTION PRODUCTS, INC. FOR THE FISCAL YEAR ENDED MARCH 31, 2002. THE REPORT IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.



For additional information, contact at 214/981-5000:
---------------------------------------------------
Richard D. Jones, Jr.
President and Chief Executive Officer
(1) Summary of Consolidated Earnings
(2) Revenues and Earnings by Lines of Business (quarter)
(3) Revenues and Earnings by Lines of Business (six months)
(4) Sales Volume and Net Sales Prices
(5) Consolidated Balance Sheets

Centex Construction Products, Inc.
Attachment 1

                       Centex Construction Products, Inc.
                        Summary of Consolidated Earnings
              (dollar amounts in thousands, except per share data)
                                   (unaudited)

                                                                          Quarter Ended
                                                                          September 30,
                                                          ---------------------------------------------
                                                              2002            2001           Change
                                                          -------------   -------------   -------------
Revenues                                                  $     135,993   $     129,545             +5%
Earnings Before Income Taxes                              $      24,218   $      17,921            +35%
Net Earnings                                              $      16,107   $      11,880            +36%
Earnings Per Share:
                                           - Basic        $        0.87   $        0.65            +34%
                                           - Diluted      $        0.87   $        0.64            +36%
Average Shares Outstanding:
                                           - Basic           18,442,772      18,352,355              --
                                           - Diluted         18,535,872      18,458,820              --


                                                                     Six Months Ended
                                                                       September 30,
                                                       ---------------------------------------------
                                                            2002           2001           Change
                                                       -------------   -------------   -------------
Revenues                                               $     264,768   $     246,968             +7%
Earnings Before Income Taxes                           $      49,379   $      26,063            +89%
Net Earnings                                           $      32,842   $      17,335            +89%
Earnings Per Share:
                                           - Basic     $        1.78   $        0.94            +89%
                                           - Diluted   $        1.77   $        0.94            +88%
Average Shares Outstanding:
                                           - Basic        18,462,631      18,346,029             +1%
                                           - Diluted      18,598,156      18,444,555             +1%



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Centex Construction Products, Inc.
Attachment 2



                       Centex Construction Products, Inc.
                   Revenues and Earnings by Lines of Business
                             (dollars in thousands)
                                   (unaudited)


                                                           Quarter Ended
                                                           September 30,
                                          -------------------------------------------------
                                              2002              2001              Change
                                          -------------     -------------     -------------
REVENUES
       Cement                             $      50,558     $      54,618               -7%
                                          -------------     -------------
                                                     37%               42%
       Gypsum Wallboard                          54,880            46,693              +18%
                                                     40%               36%
       Paperboard                                22,141            22,762               -3%
                                                     16%               18%
       Concrete & Aggregates                     15,982            16,843               -5%
                                                     12%               13%
       Other, net                                 1,330              (755)            +276%
                                                     1%               (1%)
       Less: Intersegment Sales                  (8,898)          (10,616)
                                                     (6%)              (8%)
                                          -------------     -------------
Total                                     $     135,993     $     129,545               +5%
                                                    100%              100%
                                          =============     =============
OPERATING EARNINGS
       Cement                             $      17,643     $      18,721               -6%
                                                     63%               82%
       Gypsum Wallboard                           8,401               152           +5,427%
                                                     30%               --
       Paperboard                                 2,753             3,392              -19%
                                                     10%               15%
       Concrete & Aggregates                     (2,020)            1,269             -259%
                                                     (7%)               6%
       Other, net                                 1,330              (755)            +276%
                                                      4%               (3%)
                                          -------------     -------------
Total Operating Earnings                         28,107            22,779              +23%
                                                    100%              100%
   Corporate General Expenses                    (1,380)           (1,323)
   Interest Expense, net                         (2,509)           (3,535)
                                          -------------     -------------
Earnings Before Income Taxes              $      24,218     $      17,921              +35%
                                          =============     =============


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Centex Construction Products, Inc.
Attachment 3


                       Centex Construction Products, Inc.
                   Revenues and Earnings by Lines of Business
                             (dollars in thousands)
                                   (unaudited)

                                                        Six Months Ended
                                                          September 30,
                                         -------------------------------------------------
                                             2002              2001              Change
                                         -------------     -------------     -------------
REVENUES
       Cement                            $      98,649     $     106,060               -7%
                                                    37%               43%
       Gypsum Wallboard                        106,922            84,483              +27%
                                                    40%               34%
       Paperboard                               43,551            41,672               +5%
                                                    16%               17%
       Concrete & Aggregates                    31,217            34,270               -9%
                                                    12%               14%
       Other, net                                1,673               408             +310%
                                                     1%               --
       Less: Intersegment Sales                (17,244)          (19,925)
                                                    (6%)              (8%)
                                         -------------     -------------
Total                                    $     264,768     $     246,968               +7%
                                                   100%              100%
                                         =============     =============
OPERATING EARNINGS
       Cement                            $      32,056     $      35,477              -10%
                                                    56%               99%
       Gypsum Wallboard                         17,588            (5,700)            +409%
                                                    31%              (16%)
       Paperboard                                6,622             1,732             +282%
                                                    11%                5%
       Concrete & Aggregates                      (715)            3,937             -118%
                                                    (1%)              11%
       Other, net                                1,673               408             +310%
                                                     3%                1%
                                         -------------     -------------
Total Operating Earnings                        57,224            35,854              +60%
                                                   100%              100%
   Corporate General Expenses                   (2,782)           (2,497)
   Interest Expense, net                        (5,063)           (7,294)
                                         -------------     -------------
Earnings Before Income Taxes             $      49,379     $      26,063              +89%
                                         =============     =============


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Centex Construction Products, Inc.
Attachment 4


                       Centex Construction Products, Inc.
                        Sales Volume and Net Sales Prices
                                   (unaudited)

                                                      Sales Volume
                                   -------------------------------------------------
                                        Quarter Ended           Six Months Ended
                                         September 30,            September 30,
                                   -----------------------   -----------------------
                                      2002         2001         2002         2001
                                   ----------   ----------   ----------   ----------
Cement (M Tons)                           677          720        1,322        1,393
Gypsum Wallboard (MMSF's)                 491          504          945          975
Paperboard (M Tons)                        55           54          111          104
Concrete (M Cubic Yards)                  196          187          371          414
Aggregates (M Tons)                     1,254        1,274        2,498        2,419



                                                Average Net Sales Price*
                                   -------------------------------------------------
                                        Quarter Ended            Six Months Ended
                                         September 30,            September 30,
                                   -----------------------   -----------------------
                                      2002         2001         2002          2001
                                   ----------   ----------   ----------   ----------
Cement (Ton)                       $    68.10   $    68.87   $    67.99   $    68.88
Gypsum Wallboard (MSF)             $    89.48   $    71.12   $    90.94   $    64.67
Paperboard (Ton)                   $   405.50   $   417.51   $   392.40   $   395.27
Concrete (Cubic Yards)             $    53.25   $    56.63   $    54.02   $    55.67
Aggregates (Ton)                   $     4.17   $     4.46   $     4.18   $     4.27


            * Net of freight and delivery costs billed to customers.





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Centex Construction Products, Inc.
Attachment 5


                       Centex Construction Products, Inc.
                           Consolidated Balance Sheets
                             (dollars in thousands)
                                   (unaudited)


                                                                             September 30,
                                                                    ------------------------------       March 31
ASSETS                                                                   2002            2001            2002 (*)
------                                                              -------------    -------------    -------------
Current Assets:
     Cash and Cash Equivalents                                      $      15,463    $      14,621    $      11,403
     Accounts and Notes Receivable, net                                    60,914          100,106           58,957
     Inventories                                                           53,363           45,695           54,220
                                                                    -------------    -------------    -------------
            Total Current Assets                                          129,740          160,422          124,580
                                                                    -------------    -------------    -------------
Property, Plant and Equipment                                             795,778          794,924          796,766
     Less Accumulated Depreciation                                       (244,700)        (214,921)        (230,283)
                                                                    -------------    -------------    -------------
            Property, Plant and Equipment, net                            551,078          580,003          566,483
                                                                    -------------    -------------    -------------
Notes Receivable, net                                                       1,229            1,444            1,299
Goodwill                                                                   40,197           41,088           41,088
Other Assets                                                                9,739           11,975            9,902
                                                                    -------------    -------------    -------------
                                                                    $     731,983    $     794,932    $     743,352
                                                                    =============    =============    =============
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
     Notes Payable                                                  $      29,982    $      29,536    $      18,630
     Accounts Payable and Accrued Liabilities                              76,963           89,919           79,359
     Current Portion of Long-term Debt                                         80               80
                                                                                                                 80
                                                                    -------------    -------------    -------------
            Total Current Liabilities                                     107,025          119,535           98,069
                                                                    -------------    -------------    -------------
Long-term Debt                                                            101,670          225,750          163,670
Deferred Income Taxes                                                      67,876           42,984           53,781
Stockholders' Equity -
  Common Stock, Par Value $0.01; Authorized 50,000,000 Shares;
     Issued  and Outstanding 18,354,795, 18,354,377 and
     18,358,473 Shares, respectively                                          184              184              184
     Capital in Excess of Par Value                                        13,491           14,940           15,153
     Accumulated Other Comprehensive Losses                                (2,817)          (1,484)          (1,063)
     Retained Earnings                                                    444,554          393,023          413,558
                                                                    -------------    -------------    -------------
            Total Stockholders' Equity                                    455,412          406,663          427,832
                                                                    -------------    -------------    -------------
                                                                    $     731,983    $     794,932    $     743,352
                                                                    =============    =============    =============


(*) From Audited Financial Statements.